UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   September 30, 2004
                                                    ------------------




                        BNP Residential Properties, Inc.
             (Exact name of registrant as specified in its charter)



Maryland                             1-9496                    56-1574675
--------                             ------                    ----------
(State of incorporation)    (Commission File Number)         (IRS Employer
                                                           Identification No.)



             301 S. College Street, Suite 3850, Charlotte, NC 28202
               (Address or principal executive offices, Zip Code)


Registrant's telephone number  704/944-0100











                                                    Total number of pages:  4

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Item 8.01  Other Events

ACQUISITION OF BRIDGES AT SOUTHPOINT APARTMENTS

         Effective September 30, 2004, BNP Residential Properties, Inc. acquired Bridges at Southpoint, formerly known as Sterling Park Apartments. We acquired this community from Sterling Apartments, LLC, an unaffiliated party, for a contract price of $10.2 million, paid in cash.

         The 14.5-acre property consists of 192 one- and two-bedroom garden style apartment homes. The property also includes a swimming pool, tennis courts and exercise facility. At the acquisition date, physical occupancy was approximately 90%, with an average base rental rate on occupied units of approximately $675 per month. We expect to spend approximately $750,000 for acquisition improvements at this community during the next 12 to 24 months.

         We funded the Southpoint acquisition by the placement of an $8.2 million first deed of trust loan from Column Financial, Inc., at a fixed rate of 4.93% for a 10-year term, along with a draw on our line of credit secured by Latitudes Apartments.

         BNP Residential Properties, Inc. is a real estate investment trust focused on owning and operating apartment communities. Following this acquisition, BNP now owns and operates 25 apartment communities containing 6,113 apartments and provides third-party management services for 7 multi-family communities containing 1,799 units. In addition to the apartment properties, we own 40 restaurant properties that we lease on a triple-net basis to a restaurant operator. We currently operate in the states of North Carolina, South Carolina and Virginia.

         BNP Residential Properties, Inc. is structured as an UPREIT, or umbrella partnership real estate investment trust. The company is the sole general partner and owns a controlling interest in BNP Residential Properties Limited Partnership, which we refer to as the operating partnership. All of our operations are conducted through the operating partnership.

         We issued a press release on October 1, 2004, to announce this acquisition. A copy of this press release is included as Exhibit 99.1 to this report.


Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

99.1 Press Release, dated October 1, 2004, "BNP Residential Properties Announces the Acquisition of Bridges at Southpoint"


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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BNP Residential Properties, Inc.
                                  (Registrant)



October 4, 2004                    by:   /s/ Pamela B. Bruno
                                   ----------------------------------
                                   Pamela B. Bruno
                                   Vice President, Treasurer and
                                   Chief Accounting Officer

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